Lineage, Inc. Reports Second-Quarter 2026 Financial Results

NOVI, Mich. – August 5, 2026 – Lineage, Inc. (NASDAQ: LINE) (the "Company"), the world’s largest global temperature-controlled warehouse REIT, today announced its financial results for the second quarter of 2026.
Second-Quarter 2026 Financial Highlights
•Total revenue increased 0.8% to $1,361 million
•GAAP net loss of $(32) million, or $(0.13) per diluted common share
•Adjusted EBITDA decreased (1.8)% to $320 million; adjusted EBITDA margin decreased (60)bps to 23.5%
•AFFO decreased (6.2)% to $198 million; AFFO per share decreased (6.2)% to $0.76
•Declared quarterly dividend of $0.5325 per share, representing annualized dividend rate of $2.13 per share

"We delivered a solid second quarter, with adjusted EBITDA and AFFO per share both ahead of expectations," said Greg Lehmkuhl, president and chief executive officer of Lineage. "Importantly, we achieved a 90bps year-over-year increase in same warehouse physical occupancy, a positive signal that inventory levels have further normalized and that the industry is stabilizing."
"We also want to acknowledge the fire at our Big Bear facility. Lineage acted quickly to support the surrounding community, and I want to thank the Los Angeles first responders and Lineage team members for their extraordinary response. We remain committed to a full recovery," concluded Lehmkuhl.
Updating Full-Year 2026 Guidance
Lineage expects full-year 2026 adjusted EBITDA of $1.26 to $1.29 billion and Adjusted FFO ("AFFO") per share of $2.80 to $3.05.
The Company's guidance excludes the impact of unannounced future acquisitions or developments.
Please refer to Lineage's Earnings Presentation and Supplemental Information for additional details related to the Company's guidance.
Second-Quarter 2026 Financial Results Conference Call and Earnings Presentation with Supplemental
Please visit ir.onelineage.com/events-and-presentations to view Lineage’s second-quarter 2026 Earnings Presentation and Supplemental Information.
Lineage will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the Company’s second-quarter 2026 financial results. Interested parties may listen by visiting the Lineage Investor Relations website at ir.onelineage.com. A replay of the webcast will be available for approximately one year on the Company's investor relations website.
About Lineage
Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of 498 strategically located facilities totaling approximately 87 million square feet and approximately 3.1 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific, as of June 30, 2026. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X.

Investor Relations Contact	Media Contact
Ki Bin Kim	Megan Hendricksen
VP, Investor Relations	VP, Global Marketing & Communications
ir@onelineage.com	pr@onelineage.com
Forward-Looking Statements
Certain statements contained in this Press Release, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; risks associated with artificial intelligence; our failure to maintain an effective system of internal control over financial reporting; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates, and challenges to our tax positions; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us; and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. Should one or more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Press Release speak only as of the date of this Press Release, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events.
While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Press Release.
Availability of Information on Lineage's Website and Social Media Channels
Investors and others should note that Lineage routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Lineage Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Lineage LinkedIn account (linkedin.com/company/onelineage/); the Lineage Facebook account (facebook.com/lineagelogistics); the Lineage Instagram account (instagram.com/onelineage/); the Lineage X account (twitter.com/OneLineage)) as a means of disclosing information about the Company's business to our customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Lineage Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Lineage to review the information that it shares at the Investor Relations link located at the top of the page on onelineage.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Lineage Investor Relations website at ir.onelineage.com. The contents of these websites are not incorporated by reference into this Press Release or any report or document Lineage files with the SEC, and any references to the websites are intended to be inactive textual references only.
Source: Lineage, Inc.

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$58	$66
Accounts receivable, net	920	896
Inventories	122	145
Prepaid expenses and other current assets	141	132
Total current assets	1,241	1,239
Non-current assets:
Property, plant, and equipment, net	11,209	11,338
Finance lease right-of-use assets, net	1,067	1,101
Operating lease right-of-use assets, net	595	616
Equity method investments	134	131
Goodwill	3,426	3,466
Other intangible assets, net	1,020	1,090
Other assets	208	204
Total assets	$18,900	$19,185
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,373	$1,331
Accrued dividends and distributions	137	134
Deferred revenue	78	81
Current portion of long-term debt, net	2	2
Total current liabilities	1,590	1,548
Non-current liabilities:
Long-term finance lease obligations	1,195	1,216
Long-term operating lease obligations	574	599
Deferred income tax liability	279	303
Long-term debt, net	6,220	6,107
Other long-term liabilities	168	169
Total liabilities	10,026	9,942
Commitments and contingencies
Redeemable noncontrolling interests	—	7
Stockholders’ equity:
Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at June 30, 2026 and 227 issued and outstanding at December 31, 2025	2	2
Additional paid-in capital - common stock	10,795	10,780
Retained earnings (accumulated deficit)	(2,760)	(2,439)
Accumulated other comprehensive income (loss)	(144)	(97)
Total stockholders’ equity	7,893	8,246
Noncontrolling interests	981	990
Total equity	8,874	9,236
Total liabilities, redeemable noncontrolling interests, and equity	$18,900	$19,185

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Net revenues	$1,361	$1,350	$2,658	$2,642
Cost of operations	936	920	1,816	1,796
General and administrative expense	138	143	279	297
Depreciation expense	182	170	359	328
Amortization expense	55	54	111	108
Acquisition, transaction, and other expense	—	37	4	52
Restructuring, impairment, and (gain) loss on disposals	(4)	3	(1)	(18)
Total operating expense	1,307	1,327	2,568	2,563
Income from operations	54	23	90	79
Other income (expense):
Equity income (loss), net of tax	—	3	(3)	(1)
Gain (loss) on foreign currency transactions, net	—	26	3	42
Interest expense, net	(87)	(67)	(171)	(127)
Other nonoperating income (expense), net	—	1	1	1
Total other income (expense), net	(87)	(37)	(170)	(85)
Net income (loss) before income taxes	(33)	(14)	(80)	(6)
Income tax expense (benefit)	(1)	(7)	3	1
Net income (loss)	(32)	(7)	(83)	(7)
Less: Net income (loss) attributable to noncontrolling interests	(3)	(1)	(8)	(1)
Net income (loss) attributable to Lineage, Inc.	$(29)	$(6)	$(75)	$(6)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on interest rate hedges and foreign currency hedges	6	(14)	11	(31)
Foreign currency translation adjustments	(31)	184	(64)	248
Comprehensive income (loss)	(57)	163	(136)	210
Less: Comprehensive income (loss) attributable to noncontrolling interests	(6)	17	(14)	22
Comprehensive income (loss) attributable to Lineage, Inc.	$(51)	$146	$(122)	$188

Basic earnings (loss) per share	$(0.13)	$(0.03)	$(0.31)	$(0.02)
Diluted earnings (loss) per share	$(0.13)	$(0.03)	$(0.31)	$(0.02)

Weighted average common shares outstanding:
Basic	228	229	227	228
Diluted	228	229	227	228

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)

	Redeemable noncontrolling interests	Common Stock			Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
(in millions, except per share amounts)		Number of shares	Amount at par value	Additional paid-in capital
Balance as of December 31, 2024	$43	228	$2	$10,764	$(1,855)	$(273)	$1,013	$9,651
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(121)	—	(14)	(135)
Stock-based compensation	—	—	—	19	—	—	21	40
Other comprehensive income (loss)	—	—	—	—	—	42	5	47
Redeemable noncontrolling interest redemption value adjustment	(2)	—	—	2	—	—	—	2
Net income (loss)	—	—	—	—	—	—	—	—
Reallocation of noncontrolling interests	—	—	—	6	—	—	(6)	—
Balance as of March 31, 2025	41	228	2	10,791	(1,976)	(231)	1,019	9,605
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(121)	—	(13)	(134)
Stock-based compensation	—	1	—	22	—	—	7	29
Withholding of common stock for employee taxes	—	—	—	(10)	—	—	—	(10)
Other comprehensive income (loss)	—	—	—	—	—	152	18	170
Redemption of redeemable noncontrolling interests	(28)	—	—	—	—	—	—	—
Expiration of redemption option	(6)	—	—	—	—	—	6	6
Net income (loss)	—	—	—	—	(6)	—	(1)	(7)
Reallocation of noncontrolling interests	—	—	—	7	—	—	(7)	—
OP Units reclassification	—	—	—	7	—	—	(7)	—
Balance as of June 30, 2025	$7	229	$2	$10,817	$(2,103)	$(79)	$1,022	$9,659

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)

	Redeemable noncontrolling interests	Common Stock			Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
(in millions, except per share amounts)		Number of shares	Amount at par value	Additional paid-in capital
Balance as of December 31, 2025	$7	227	$2	$10,780	$(2,439)	$(97)	$990	$9,236
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(123)	—	(13)	(136)
Stock-based compensation	—	—	—	17	—	—	13	30
Withholding of common stock for employee taxes	—	—	—	(1)	—	—	—	(1)
Other comprehensive income (loss)	—	—	—	—	—	(25)	(3)	(28)
Redemption of redeemable noncontrolling interests	(7)	—	—	5	—	—	—	5
Net income (loss)	—	—	—	—	(46)	—	(5)	(51)
Reallocation of noncontrolling interests	—	—	—	10	—	—	(10)	—
OP Units reclassification	—	—	—	5	—	—	(5)	—
Balance as of March 31, 2026	—	227	2	10,816	(2,608)	(122)	967	9,055
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(123)	—	(13)	(136)
Stock-based compensation	—	1	—	14	—	—	9	23
Withholding of common stock for employee taxes	—	—	—	(11)	—	—	—	(11)
Other comprehensive income (loss)	—	—	—	—	—	(22)	(3)	(25)
Net income (loss)	—	—	—	—	(29)	—	(3)	(32)
Reallocation of noncontrolling interests	—	—	—	(24)	—	—	24	—
Balance as of June 30, 2026	$—	228	$2	$10,795	$(2,760)	$(144)	$981	$8,874

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended June 30,
	2026	2025
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(83)	$(7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for credit losses	1	2
Gain on insurance recovery	(21)	(40)
Depreciation and amortization	470	436
Amortization of deferred financing costs, discount, and above/below market debt	7	5
Stock-based compensation	53	69
(Gain) loss on foreign currency transactions, net	(3)	(42)
Deferred income tax	(6)	(9)
Put Options fair value adjustment	—	28
Proceeds from insurance recoveries - business interruption	18	—
Other operating activities	8	2
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	(35)	(36)
Prepaid expenses, other assets, and other long-term liabilities	3	(24)
Inventories	19	15
Accounts payable and accrued liabilities and deferred revenue	7	(6)
Right-of-use assets and lease obligations	3	4
Net cash provided by operating activities	441	397
Cash flows from investing activities:
Acquisitions, net of cash acquired	(4)	(439)
Purchase of property, plant, and equipment	(310)	(314)
Proceeds from sale of assets	21	6
Proceeds from insurance recovery on impaired long-lived assets	9	38
Investments in Emergent Cold LatAm Holdings, LLC	(2)	(7)
Other investing activity	—	(2)
Net cash used in investing activities	(286)	(718)
Cash flows from financing activities:
Dividends and other distributions	(269)	(268)
Redemption of redeemable noncontrolling interests	(2)	(28)
Repurchase of common shares for employee income taxes on stock-based compensation	(12)	(10)
Proceeds from long-term debt, net of discount	—	495
Repayments of long-term debt and finance leases	(201)	(156)
Borrowings on Revolving Credit Facility	1,063	1,442
Repayments on Revolving Credit Facility	(736)	(1,238)
Other financing activity	(5)	(11)
Net cash (used in) provided by financing activities	(162)	226
Impact of foreign exchange rates on cash, cash equivalents, and restricted cash	(1)	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8)	(93)
Cash, cash equivalents, and restricted cash at the beginning of the period	66	175
Cash, cash equivalents, and restricted cash at the end of the period	$58	$82

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the three months ended June 30, 2026 and 2025.

Three Months Ended June 30,
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$514	$514	—%
Warehouse services	491	456	7.7%
Total global warehousing segment revenues	1,005	970	3.6%
Labor(1)	391	368	6.3%
Power	55	51	7.8%
Other warehouse costs(2)	192	184	4.3%
Total global warehousing segment cost of operations	638	603	5.8%
Global warehousing segment NOI	$367	$367	—%
Total global warehousing segment margin	36.5%	37.8%	(130)	bps

Number of warehouse sites	479	481

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,151	7,998	1.9%
Economic occupancy percentage	80.0%	79.1%	90	bps
Storage revenue per economic occupied pallet	$63.06	$64.12	(1.7)%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,522	7,412	1.5%
Average physical pallet positions (in thousands)	10,188	10,105	0.8%
Physical occupancy percentage	73.8%	73.3%	50	bps
Storage revenue per physical occupied pallet	$68.33	$69.20	(1.3)%
Warehouse services(3)
Throughput pallets (in thousands)	13,910	13,130	5.9%
Warehouse services revenue per throughput pallet	$32.21	$31.77	1.4%

(1) Labor cost of operations excludes $3 million and $4 million of stock-based compensation expense and related employer-paid payroll taxes for the three months ended June 30, 2026 and 2025, respectively.
(2) Includes real estate rent expense (operating leases) of $23 million and $23 million for the three months ended June 30, 2026 and 2025, respectively, and non-real estate rent expense (equipment lease and rentals) of $7 million and $5 million for the three months ended June 30, 2026 and 2025, respectively.
(3) Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf (“managed sites”).

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the six months ended June 30, 2026 and 2025.

Six Months Ended June 30,
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$1,028	$1,005	2.3%
Warehouse services	962	909	5.8%
Total Global Warehousing segment revenues	1,990	1,914	4.0%
Labor(1)	772	724	6.6%
Power	109	100	9.0%
Other warehouse costs(2)	378	363	4.1%
Total Global Warehousing segment cost of operations	1,259	1,187	6.1%
Global warehousing segment NOI	$731	$727	0.6%
Total Global Warehousing segment margin	36.7%	38.0%	(130)	bps

Number of warehouse sites	479	481

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,158	8,027	1.6%
Economic occupancy percentage	80.0%	80.1%	(10)	bps
Storage revenue per economic occupied pallet	$62.95	$62.52	0.7%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,563	7,459	1.4%
Average physical pallet positions (in thousands)	10,202	10,027	1.7%
Physical occupancy percentage	74.1%	74.4%	(30)	bps
Storage revenue per physical occupied pallet	$67.90	$67.29	0.9%
Warehouse services(3)
Throughput pallets (in thousands)	27,456	26,114	5.1%
Warehouse services revenue per throughput pallet	$32.02	$31.86	0.5%

(1) Labor cost of operations excludes $5 million and $4 million of stock-based compensation expense and related employer-paid payroll taxes for the six months ended June 30, 2026 and 2025, respectively.
(2) Includes real estate rent expense (operating leases) of $47 million and $46 million for the six months ended June 30, 2026 and 2025, respectively, and non-real estate rent expense (equipment lease and rentals) of $11 million and $10 million for the six months ended June 30, 2026 and 2025, respectively.
(3) Warehouse storage and warehouse services metrics exclude managed sites.

Same Warehouse Results
The following tables present revenues, cost of operations, same warehouse NOI, and margins for our same warehouses for the three and six months ended June 30, 2026 and 2025.

Three Months Ended June 30,
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$469	$468	0.2%
Warehouse services	437	434	0.7%
Total same warehouse revenues	906	902	0.4%
Labor	349	340	2.6%
Power	50	47	6.4%
Other warehouse costs	170	168	1.2%
Total same warehouse cost of operations	569	555	2.5%
Same warehouse NOI	$337	$347	(2.9)%
Total same warehouse margin	37.2%	38.5%	(130)	bps

Number of same warehouse sites	423	423

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,498	7,461	0.5%
Economic occupancy percentage	81.5%	80.8%	70	bps
Storage revenue per economic occupied pallet	$62.53	$62.75	(0.4)%
Physical occupancy
Average physical occupied pallets (in thousands)	6,969	6,913	0.8%
Average physical pallet positions (in thousands)	9,197	9,235	(0.4)%
Physical occupancy percentage	75.8%	74.9%	90	bps
Storage revenue per physical occupied pallet	$67.28	$67.73	(0.7)%
Warehouse services(1)
Throughput pallets (in thousands)	12,279	12,502	(1.8)%
Warehouse services revenue per throughput pallet	$32.18	$31.52	2.1%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Six Months Ended June 30,
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$940	$930	1.1%
Warehouse services	861	866	(0.6)%
Total same warehouse revenues	1,801	1,796	0.3%
Labor	689	679	1.5%
Power	98	92	6.5%
Other warehouse costs	337	335	0.6%
Total same warehouse cost of operations	1,124	1,106	1.6%
Same warehouse NOI	$677	$690	(1.9)%
Total same warehouse margin	37.6%	38.4%	(80)	bps

Number of same warehouse sites	423	423

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,534	7,531	—%
Economic occupancy percentage	81.8%	81.5%	30	bps
Storage revenue per economic occupied pallet	$62.33	$61.73	1.0%
Physical occupancy
Average physical occupied pallets (in thousands)	7,012	7,003	0.1%
Average physical pallet positions (in thousands)	9,209	9,237	(0.3)%
Physical occupancy percentage	76.1%	75.8%	30	bps
Storage revenue per physical occupied pallet	$66.97	$66.39	0.9%
Warehouse services(1)
Throughput pallets (in thousands)	24,284	24,931	(2.6)%
Warehouse services revenue per throughput pallet	$32.09	$31.67	1.3%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Non-Same Warehouse Results
The following tables present revenues, cost of operations, non-same warehouse NOI, and margins for our non-same warehouses for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
(in millions except revenue per pallet)	2026	2025		Change
Warehouse storage	$45	$46		(2.2)%
Warehouse services	54	22		145.5%
Total non-same warehouse revenues	99	68		45.6%
Labor	42	28		50.0%
Power	5	4		25.0%
Other warehouse costs	22	16		37.5%
Total non-same warehouse cost of operations	69	48		43.8%
Non-same warehouse NOI	$30	$20		50.0%
Total non-same warehouse margin	30.3%	29.4%	90	bps

Number of non-same warehouse sites	56	58

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	653	537		21.6%
Economic occupancy percentage	65.9%	61.7%	420	bps
Storage revenue per economic occupied pallet	$69.14	$83.13		(16.8)%
Physical occupancy
Average physical occupied pallets (in thousands)	553	499		10.8%
Average physical pallet positions (in thousands)	991	870		13.9%
Physical occupancy percentage	55.8%	57.4%	(160)	bps
Storage revenue per physical occupied pallet	$81.58	$89.53		(8.9)%
Warehouse services(1)
Throughput pallets (in thousands)	1,631	628		159.7%
Warehouse services revenue per throughput pallet	$32.42	$36.76		(11.8)%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Six Months Ended June 30,
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$88	$75	17.3%
Warehouse services	101	43	134.9%
Total non-same warehouse revenues	189	118	60.2%
Labor	83	45	84.4%
Power	11	8	37.5%
Other warehouse costs	41	28	46.4%
Total non-same warehouse cost of operations	135	81	66.7%
Non-same warehouse NOI	$54	$37	45.9%
Total non-same warehouse margin	28.6%	31.4%	(280)	bps

Number of non-same warehouse sites	56	58

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	624	496	25.8%
Economic occupancy percentage	62.8%	62.8%	—	bps
Storage revenue per economic occupied pallet	$70.59	$73.95	(4.5)%
Physical occupancy
Average physical occupied pallets (in thousands)	551	456	20.8%
Average physical pallet positions (in thousands)	993	790	25.7%
Physical occupancy percentage	55.5%	57.7%	(220)	bps
Storage revenue per physical occupied pallet	$79.64	$80.45	(1.0)%
Warehouse services(1)
Throughput pallets (in thousands)	3,172	1,183	168.1%
Warehouse services revenue per throughput pallet	$31.48	$35.81	(12.1)%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Global Integrated Solutions Segment
The following tables present the operating results of our global integrated solutions segment for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
(in millions)	2026	2025	Change
Global Integrated Solutions segment revenues	$356	$380	(6.3)%
Global Integrated Solutions segment cost of operations(1)	295	312	(5.4)%
Global Integrated Solutions segment NOI	$61	$68	(10.3)%
Global Integrated Solutions margin	17.1%	17.9%	(80)	bps

(1) Cost of operations excludes less than one million and $1 million of stock-based compensation expense and related employer-paid payroll taxes for the three months ended June 30, 2026 and 2025, respectively.

	Six Months Ended June 30,
(in millions)	2026	2025	Change
Global Integrated Solutions segment revenues	$668	$728	(8.2)%
Global Integrated Solutions segment cost of operations(1)	550	603	(8.8)%
Global Integrated Solutions segment NOI	$118	$125	(5.6)%
Global Integrated Solutions margin	17.7%	17.2%	50	bps

(1) Cost of operations excludes $1 million and $2 million of stock-based compensation expense and related employer-paid payroll taxes for the six months ended June 30, 2026 and 2025, respectively.
Capital Expenditures
Recurring Maintenance Capital Expenditures
The following table sets forth our recurring maintenance capital expenditures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Global warehousing	$28	$35	$54	$64
Global integrated solutions	2	4	4	5
Information technology and other	3	3	6	5
Recurring maintenance capital expenditures	$33	$42	$64	$74
Integration Capital Expenditures
The following table sets forth our integration capital expenditures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Global warehousing	$13	$15	$24	$23
Information technology and other	1	3	3	7
Integration capital expenditures	$14	$18	$27	$30

External Growth Capital Investments
The following table sets forth our external growth capital investments.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Acquisitions, net of cash acquired and adjustments	$4	$439	$4	$439
Greenfield and expansion expenditures	78	53	178	90
Energy and economic return initiatives	14	25	27	41
Information technology transformation and growth initiatives	14	18	31	32
External growth capital investments	$110	$535	$240	$602

Non-GAAP Financial Measures Reconciliations
Reconciliation of Total Segment NOI to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$(32)	$(7)	$(83)	$(7)
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	3	5	7	6
General and administrative expense	138	143	279	297
Depreciation expense	182	170	359	328
Amortization expense	55	54	111	108
Acquisition, transaction, and other expense	—	37	4	52
Restructuring, impairment, and (gain) loss on disposals	(4)	3	(1)	(18)
Equity (income) loss, net of tax	—	(3)	3	1
(Gain) loss on foreign currency transactions, net	—	(26)	(3)	(42)
Interest expense, net	87	67	171	127
Other nonoperating (income) expense, net	—	(1)	(1)	(1)
Income tax expense (benefit)	(1)	(7)	3	1
Total segment NOI	$428	$435	$849	$852

Reconciliation of EBITDA, EBITDAre, and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$(32)	$(7)	$(83)	$(7)
Adjustments:
Depreciation and amortization expense	237	224	470	436
Interest expense, net	87	67	171	127
Income tax expense (benefit)	(1)	(7)	3	1
EBITDA	$291	$277	$561	$557
Adjustments:
Net loss (gain) on sale of real estate assets	—	3	—	3
Impairment of real estate assets	1	—	1	—
Allocation of EBITDAre of noncontrolling interests	(1)	(1)	(1)	(1)
EBITDAre	$291	$279	$561	$559
Adjustments:
Net (gain) loss on sale of non-real estate assets	(1)	—	(2)	(2)
Other nonoperating (income) expense, net	—	(1)	(1)	(1)
Acquisition, restructuring, and other	6	48	17	65
Technology transformation	6	7	12	12
(Gain) loss on property destruction	(11)	(13)	(14)	(37)
(Gain) loss on foreign currency transactions, net	—	(26)	(3)	(42)
Stock-based compensation expense and related employer-paid payroll taxes	25	30	55	70
Impairment of other non-real estate assets	1	—	1	1
Allocation related to unconsolidated JVs	3	2	7	5
Allocation adjustments of noncontrolling interests	—	—	1	—
Adjusted EBITDA	$320	$326	$634	$630
Net revenues	$1,361	$1,350	$2,658	$2,642
Adjusted EBITDA margin	23.5%	24.1%	23.9%	23.8%

Reconciliation of FFO, Core FFO, and Adjusted FFO to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share information)	2026	2025	2026	2025
Net income (loss)	$(32)	$(7)	$(83)	$(7)
Adjustments:
Real estate depreciation	101	94	200	179
In-place lease intangible amortization	1	1	2	2
Net loss (gain) on sale of real estate assets	—	3	—	3
Impairment of real estate assets	1	—	1	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	—	—	1	1
Allocation of noncontrolling interests	(1)	—	—	—
FFO	$70	$91	$121	$178
Adjustments:
Net (gain) loss on sale of non-real estate assets	(1)	—	(2)	(2)
Finance lease ROU asset amortization - real estate	18	18	36	36
Impairment of other non-real estate assets	1	—	1	1
Other nonoperating (income) expense, net	—	(1)	(1)	(1)
Acquisition, restructuring, and other	10	52	25	72
Technology transformation	6	7	12	12
(Gain) loss on property destruction	(11)	(13)	(14)	(37)
(Gain) loss on foreign currency transactions, net	—	(26)	(3)	(42)
Core FFO	$93	$128	$175	$217
Adjustments:
Non-real estate depreciation and amortization	108	103	214	203
Finance lease ROU asset amortization - non-real estate	8	8	17	16
Amortization of deferred financing costs, discount, and above/below market debt	4	3	7	5
Deferred income taxes expense (benefit)	(7)	(20)	(6)	(9)
Straight line net operating rent	—	(1)	—	—
Stock-based compensation expense and related employer-paid payroll taxes	25	30	55	70
Recurring maintenance capital expenditures	(33)	(42)	(64)	(74)
Allocation related to unconsolidated JVs	—	1	1	2
Allocation of noncontrolling interests	—	1	—	—
Adjusted FFO	$198	$211	$399	$430

Reconciliation of weighted average common shares outstanding:
Weighted average common shares outstanding	228	229	227	228
Partnership common units and OP Units held by Non-Company LPs	22	22	22	22
Equity compensation and other units	9	7	9	7
Adjusted diluted weighted average common shares outstanding	259	258	258	257
Adjusted FFO per diluted common share	$0.76	$0.81	$1.55	$1.67

Non-GAAP Financial Measures Notes
We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, and Adjusted EBITDA margin. We also use same warehouse and non-same warehouse metrics described above.
We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do.
We calculate EBITDA as net income or loss determined in accordance with GAAP, excluding depreciation and amortization expense, interest expense, net, and income tax expense or benefit.
We also calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, as EBITDA further adjusted for net loss or gain on sale of real estate assets, net of withholding taxes, impairment of real estate assets, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies.
In addition, we calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, impairments of goodwill and other non-real estate assets including intangible assets, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre, which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements.
We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above described measure of our operations across periods.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.

We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, impairments of goodwill and other non-real estate assets including intangible assets, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium, amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Press Release. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.